UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2020
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

Nevada		91-1826900
(State or Other Jurisdiction of Incorporation)		(I.R.S. Employer Identification No.)

2425 West Loop South		77027
Houston,	Texas	(Zip Code)
(Address of Principal Executive Offices)
(800) 579-2302
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	SSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01    Other Information

On March 27, 2020, Stage Stores, Inc. (the “Company”) issued a new release announcing that it was temporarily closing all of its store locations. A copy of the news release is attached to this Form 8-K as Exhibit 99.1.

The Company also announced that it was reducing pay by at least 25% for its executive leadership team. Pay reductions are effective March 29, 2020 and will remain in effect for a period to be determined by the Company’s board of directors. The following table sets forth the current salary and the temporary reduced salary for our principal executive officer, principal financial officer and our named executive officers:

Officer	Current Annual Salary	Temporary Annual Salary
Michael L. Glazer	$1,050,000	$787,500
Jason T. Curtis	$360,000	$270,000
Thorsten Weber	$525,000	$210,000

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

99.1    Stage Stores, Inc. news release dated March 27, 2020.
104    Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

Date: March 31, 2020	/s/ Jason T. Curtis
Jason T. Curtis
Executive Vice President,
Chief Financial Officer and Treasurer